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                                                                     EXHIBIT 5.1



           [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. - LETTERHEAD]


October 24, 1997

James Cable Partners, L.P.
James Cable Finance Corp.
710 North Woodward Avenue, Suite 180
Bloomfield Hills, Michigan 48304

Gentlemen:

This opinion relates to the registration statement on Form S-4, as amended by amendment no. 1 thereto (as so amended, the "Registration Statement") being filed today by James Cable Partners, L.P., a Delaware limited partnership, and James Cable Finance Corp., a Michigan corporation (the "Issuers"), with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), $100,000,000 principal amount of the Issuers' 10 3/4% Series B Senior Notes due 2004 (the "Exchange Notes"). The Exchange Notes are to be issued in exchange for the Issuers' outstanding 10 3/4% Senior Notes due 2004 (the "Notes") pursuant to the Exchange Offer described in the Registration Statement. As your counsel, we have examined such certificates, instruments, and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

1. The Exchange Notes have been duly authorized by all necessary partnership and corporate action on the part of the Issuers.

2. When the Registration Statement has become effective and the Exchange Notes have been issued in exchange for the Notes pursuant to the Exchange Offer, the Exchange Notes will be legally issued and will be binding obligations of the Issuers.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the


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                 MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

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prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,



Miller, Canfield, Paddock and Stone, P.L.C.